UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 29, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 29, 2018, a subsidiary of NextEra Energy Partners, LP (NEP) completed the sale of NextEra Energy Canada Partners Holdings, ULC (Canadian Holdings) to affiliates of Cordelio Power, which are the purchasers pursuant to an assignment under the previously-announced purchase and sale agreement dated as of March 30, 2018. Canadian Holdings indirectly owns interests in four wind generation facilities and two solar generation facilities located in Ontario, Canada with a generating capacity totaling approximately 396 megawatts. The total consideration consisted of approximately CAD $740 million (USD $563 million at June 29, 2018), subject to post-closing working capital adjustments, plus the assumption by the purchaser of approximately CAD $889 million (USD $676 million at June 29, 2018) of existing debt.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma consolidated statements of income and balance sheet (pro forma financial statements) of NEP for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)  Exhibits.

The following exhibit is being filed herein.

Exhibit Number	Description
99.1	Unaudited pro forma consolidated financial statements of NEP for the year ended December 31, 2017 and as of and for the three months ended March 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 29, 2018

NextEra Energy Partners, LP
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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